UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 5, 2022

Tenaya Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40656	81-3789973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

171 Oyster Point Boulevard, 5th Floor

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 825-6990

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.0001 par value per share	TNYA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Director

On December 5, 2022, Eli Casdin submitted his resignation as a director of Tenaya Therapeutics, Inc. (the “Company”) and as a member of the Company’s Audit Committee (the “Audit Committee”). Mr. Casdin’s resignation was voluntary and did not result from any disagreement with the Company or the Company’s Board of Directors (the “Board”).

(d) Election of Director

On December 5, 2022, the Board appointed Amy Burroughs, to serve as a Class II director, with a term expiring at the Company’s 2023 annual meeting of stockholders.

There are no arrangements or understandings between Ms. Burroughs and any other person pursuant to which Ms. Burroughs was selected as a director. In addition, there are no transactions in which Ms. Burroughs has an interest that would require disclosure under Item 404(a) of Regulation S-K.

Ms. Burroughs will receive compensation for her service pursuant to the Company’s non-employee director compensation policy. This includes an annual cash retainer of $35,000 per year for service as a non-employee director and an additional annual cash retainer of $7,500 per year for service as a member of the Audit Committee.

Additionally, as a new non-employee director, Ms. Burroughs was granted a stock option to purchase 40,000 shares of common stock. This stock option vests as to 1/36th of the total number of shares on each monthly anniversary of Ms. Burroughs’ appointment to the Board, subject to her continued service through the applicable vesting date. In the event of a change in control (as defined in the Company’s 2021 Equity Incentive Plan), the stock option will vest in full, provided that Ms. Burroughs continues to be a non-employee director through the date of such change in control. In addition, Ms. Burroughs also executed the Company’s standard form of indemnification agreement.

A copy of the press release announcing Ms. Burroughs’ appointment as a director is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Tenaya Therapeutics, Inc., dated December 7, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENAYA THERAPEUTICS, INC.
	By:	/s/ Leone D. Patterson, M.B.A.
Leone D. Patterson, M.B.A.
Chief Financial and Business Officer

Date: December 7, 2022